NEWS RELEASE                               Contact:     David R. Schroder
For Immediate Release                                   101 Second Street, S.E.,
                                                        Suite 800
                                                        Cedar Rapids, Iowa 52401
                                                        Phone (319) 363-8249

                           MACC PRIVATE EQUITIES INC.
                       ANNOUNCES RESULTS OF FIRST QUARTER

CEDAR RAPIDS,  IOWA -- (February 14, 2007) -- On February 14, 2007, MACC Private
Equities Inc. (NASDAQ Capital Market: MACC) announced its preliminary results of operations from the first quarter of its fiscal year 2007,  which are subject to adjustment upon completion of its annual audit.

     For the first quarter of fiscal 2007, MACC recorded total investment income of $254,351,  as compared to total  investment  income of $331,684 for the first quarter of fiscal 2006. The decrease in investment  income was the net effect of a $87,123 decrease in interest income, and a $9,790 increase in dividend income.
Total operating expenses for the first quarter of fiscal 2007 were $399,381,  as compared to $551,723 for the first quarter of fiscal 2006. The decrease in total operating expenses is the net effect of a $123,449 decrease in interest expense, a $31,745 decrease in management fees, a $21,293 increase in professional  fees, and an $18,441 decrease in other expenses.  Net investment expense for the first quarter of fiscal 2007 was $145,030,  as compared to a net investment expense of
$220,039 in the first quarter of fiscal 2006.

     MACC had no net realized gain or loss on investments  for the first quarter of fiscal 2007,  as compared to a net realized gain on  investments  of $213,333 for the first  quarter of fiscal 2006.  During the first quarter of fiscal 2007,
MACC   recorded  a  net  change  in  unrealized   appreciation/depreciation   on
investments   of   $424,024,   as  compared  to  a  net  change  in   unrealized
appreciation/depreciation  on  investments  of  ($1,016,410)  during  the  first quarter of fiscal 2006.

     These items resulted in a net increase in net assets from operations at the end of the first  quarter  of fiscal  2007 of  $278,994,  as  compared  to a net decrease in net assets from operations at the end of the first quarter of fiscal
2006 of  $1,052,637.  The  resulting  net asset  value per share was $4.83 as of
December 31, 2006, as compared to $4.71 as of September 30, 2006 and $5.12 as of
December 31, 2005.

     MACC  is  a  business   development  company  in  the  business  of  making
investments in small  businesses in the United States  through its  wholly-owned subsidiary, MorAmerica Capital Corporation, a small business investment company.
MACC  common  stock is traded on the  Nasdaq  Capital  Market  under the  symbol
"MACC."

This  press  release  contains  certain  forward-looking  statements  within the meaning  of the  Private  Securities  Litigation  Reform  Act of 1995 (the "1995
Act").  Such  statements  are  made  in  good  faith  by  MACC  pursuant  to the safe-harbor  provisions of the 1995 Act, and are  identified as including  terms such as "may," "will," "should," "expects," "anticipates," "estimates," "plans,"
or similar language. In connection with these safe-harbor  provisions,  MACC has identified  in its  Annual  Report to  Shareholders  for the  fiscal  year ended
September 30, 2005,  important factors that could cause actual results to differ materially from those contained in any  forward-looking  statement made by or on behalf of MACC,  including,  without limitation,  the high risk nature of MACC's portfolio  investments,  the effects of general

economic  conditions  on MACC's  portfolio  companies,  the effects of recent or future  losses on the ability of  MorAmerica  Capital to comply with  applicable regulations  of the  Small  Business  Administration  and  MorAmerica  Capital's
ability to obtain future funding, any failure to achieve annual investment level objectives, changes in prevailing market interest rates, and contractions in the markets for corporate  acquisitions and initial public  offerings.  MACC further cautions  that such  factors  are not  exhaustive  or  exclusive.  MACC does not undertake to update any forward-looking statement which may be made from time to time by or on behalf of MACC.

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